OAKWOOD MORTGAGE INVESTORS, INC. 1995-B            REPORT DATE:  JANUARY 6, 1997
OAKWOOD ACCEPTANCE CORP. -  SERVICER               POOL REPORT # 15
REMITTANCE REPORT                                                    Page 1 of 6
REPORTING MONTH:                       Dec-96



                                           Scheduled Principal Balance of Contracts
----------------------------------------------------------------------------------------------------------------------------

Beginning                                                                                                Ending
Principal                  Scheduled          Prepaid           Liquidated        Contracts              Principal
Balance                    Principal          Principal         Principal         Repurchased            Balance
----------------------------------------------------------------------------------------------------------------------------
 167,499,590.84         (406,067.91)      (578,769.86)      (865,005.51)                  0.00        165,649,747.56
============================================================================================================================

   Scheduled                                   Scheduled                                                 Amount
   Gross                      Servicing        Pass Thru             Liquidation       Reserve           Available for
   Interest                      Fee           Interest              Proceeds          Fund Draw         Distribution
-----------------------------------------------------------------------------------------------------------------------------
 1,579,961.16             139,582.99          1,440,378.17        673,872.68              0.00        3,238,671.61
=============================================================================================================================






                                   Reserve Fund as of Cutoff Date
--------------------------------------------------------------------


Beginning                           Investment     Balance Before     Reserve     Reserve          Balance After
 Balance      Deposits    Distrib.   Interest   Current Distribution  Fund Draw   Fund Deposit     Current Distribution  Excess
------------------------------------------------------------------------------------------------------------------------------------
 376,480.82     0.00     -1,480.82   1,509.15         376,509.15         0.00       0.00             376,509.15           1,509.15
====================================================================================================================================

Reserve Fund Required Balance
--------------------------------------
Before Current    After Current
Distribution      Distribution
--------------------------------------
  375,000.00          375,000.00
======================================







                                                      Certificate Account
-------------------------------------------------------------------------------------------------------------------------------

        Beginning                        Deposits                                       Investment              Ending
         Balance               Principal          Interest        Distributions          Interest               Balance
-------------------------------------------------------------------------------------------------------------------------------
       132,554.08              1,835,291.52      1,518,411.54     (3,083,943.96)          1,817.13            404,130.31
===============================================================================================================================



                        P&I Advances at Distribution Date
----------------------------------------------------------------------------------

        Beginning              Recovered           Current           Ending
         Balance                Advances          Advances           Balance
----------------------------------------------------------------------------------
       1,238,425.68       1,127,805.02      2,134,326.08      2,244,946.74
==================================================================================

OAKWOOD MORTGAGE INVESTORS, INC. 1995-B          REPORT DATE:  JANUARY 6, 1997
OAKWOOD ACCEPTANCE CORP. -  SERVICER             POOL REPORT # 15
REMITTANCE REPORT
REPORTING MONTH:                     Dec-96      Page 2 of 6




Class B Crossover Test                                                              Test Met?
-----------------------------------------------------------------                   ---------------
(a) Remittance date on or after April 2000                                                N


(b) Average 60 day Delinquency rate <=       5%                                           Y

(c) Average 30 day Delinquency rate <=       7%                                           Y


(d) Cumulative losses do not exceed the following

percent of the intitial principal balance of all Certificates

Average 30 day delinquency ratio:
                   April 2000 -Sept. 2001    7%                                           N
                   Oct 2001 -Sept. 2002      8%                                           N
                   Oct 2002 -                9%                                           N




(e) Current realized loss ratio <=           2.75%                                        Y


(f) Are class B principal balances >=        25.375%

of stated scheduled pool  balance

                Beginning B-1 balance                                    19,650,000.00
                Beginning B-2 balance                                     7,485,958.00


                                                                    -------------------
                                                                         27,135,958.00
                Divided by beginning pool
                balance                                                 167,499,590.84
                                                                    -------------------
                                                                                 16.201%  N
                                                                    ===================


Average 60 day delinquency ratio:


                           Over 60s           Pool Balance            %
                      --------------------------------------------------------
Current Mo                 7,750,932.07      165,649,747.56          4.68%
1st Preceding Mo           7,253,290.13      167,499,590.84          4.33%
2nd Preceding Mo           6,933,991.77      168,987,760.80          4.10%
                                                      Divided by      3
                                                                 -------------
                                                                     4.37%
                                                                 =============


Average 30 day delinquency ratio:



                           Over 30s           Pool Balance            %
                      --------------------------------------------------------

Current Mo                10,987,655.26      165,649,747.56          6.63%
1st Preceding Mo          10,070,358.18      167,499,590.84          6.01%
2nd Preceding Mo           9,519,780.79      168,987,760.80          5.63%
                                                      Divided by      3
                                                                 -------------
                                                                      6.09%
                                                                 =============

Cumulative loss ratio:

                       Cumulative losses       1,246,211.07
                                         ------------------------
Divided by Initial Certificate Principal     187,144,958.00          0.666%
                                                                 =============




Current realized loss ratio:

                      Liquidation                 Pool
                            Losses               Balance
                      -------------------------------------------

Current Mo                 191,132.83          167,499,590.84
1st Preceding Mo           166,055.76          168,987,760.80
2nd Preceding Mo           136,524.50          170,502,156.40
                                                                    1.174%
                                                                 =============

OAKWOOD MORTGAGE INVESTORS, INC. 1995-B
OAKWOOD ACCEPTANCE CORP. -  SERVICER            REPORT DATE:  JANUARY 6, 1997
REMITTANCE REPORT                               POOL REPORT # 15
REPORTING MONTH:                  Dec-96                             Page 3 of 6





                                                                  Delinquency Analysis

                                                     31 to 59 days              60 to 89 days            90 days and Over
              No. of              Principal                     Principal                 Principal                 Principal
              Loans                Balance         #            Balance        #          Balance       #           Balance
              ----------------------------------------------------------------------------------------------------------------------
Excluding Repos   5,635          160,571,471.72   106        3,036,772.52    42        1,269,971.07    55        1,602,635.83

        Repos       168            5,078,275.84     6          199,950.67    21          588,228.73   141        4,290,096.44
              ----------------------------------------------------------------------------------------------------------------------

        Total     5,803          165,649,747.56   112        3,236,723.19    63        1,858,199.80   196        5,892,732.27
              ======================================================================================================================



                                                    Repossession Analysis
                            Active Repos                           Reversal       Current Month
   Total Delinq.             Outstanding                          (Redemption)        Repos               Cumulative Repos
              Principal                  Principal                  Principal             Principal                 Principal
 #            Balance       #            Balance       #            Balance      #        Balance        #          Balance
-------------------------------------------------------------------------------------------------------------------------------
203         5,909,379.42   168        5,078,275.84     0                0.00   40         1,160,894.62  404         11,124,452.97

168         5,078,275.84
------------------------

371        10,987,655.26
=======================


 6.4%              6.63%
===============================

OAKWOOD MORTGAGE INVESTORS, INC. 1995-B
OAKWOOD ACCEPTANCE CORP. -  SERVICER               REPORT DATE:  JANUARY 6, 1997
REMITTANCE REPORT                                               POOL REPORT # 15
REPORTING MONTH:             Dec-96
                                                                     Page 4 of 6



REPOSSESSION LIQUIDATION REPORT



                                   Liquidated                                                                          Net
   Account    Customer             Principal           Sales          Insur.          Total        Repossession    Liquidation
   Number       Name                Balance          Proceeds         Refunds        Proceeds        Expenses       Proceeds
-----------------------------------------------------------------------------------------------------------------------------------
073963-1      CRAINE                 6,876.81          5,255.00        441.37         5,696.37           0.00        5,696.37
073730-4      JONES                 22,575.04         23,700.00      1,688.98        25,388.98       3,787.50       21,601.48
075419-2      GALYON                28,822.46         29,900.00      1,384.59        31,284.59       2,242.00       29,042.59
075670-0      DUNLAP                25,670.48         21,900.00      1,874.26        23,774.26       2,208.86       21,565.40
075678-3      FUNDERBURK            15,446.58         15,778.00      1,172.70        16,950.70       2,737.27       14,213.43
077117-0      CAGLE                 17,686.53         20,500.00          0.00        20,500.00       2,718.42       17,781.58
063000-4      JULIOUS               21,621.77         25,500.00        761.29        26,261.29       3,195.05       23,066.24
071221-6      WALKER                29,569.12         28,700.00      1,592.79        30,292.79       3,679.02       26,613.77
071665-4      RINGO                 40,950.34         39,900.00      2,158.17        42,058.17       7,559.95       34,498.22
072472-4      COMPTON               30,711.53         29,604.67      1,099.52        30,704.19         888.14       29,816.05
073252-9      AGUILAR               26,569.79         24,500.00      1,546.17        26,046.17       2,868.00       23,178.17
073728-8      GONZALEZ              23,659.92         26,900.00        854.84        27,754.84       2,382.00       25,372.84
073925-0      HOLLOWAY              20,218.06         19,900.00        677.50        20,577.50       7,129.94       13,447.56
074549-7      JOHNSON               31,642.09         33,400.00        987.55        34,387.55       4,509.80       29,877.75
074564-6      JONES                 25,829.88         25,900.00          0.00        25,900.00       5,364.15       20,535.85
075600-7      TUCKER                32,763.56         44,900.00      2,227.44        47,127.44       7,894.20       39,233.24
075669-2      MOBERL                29,298.95         24,100.00      1,099.10        25,199.10       1,353.00       23,846.10
076528-9      JORDAN                24,141.44         21,100.00      1,735.23        22,835.23       2,649.02       20,186.21
077013-1      HACKER                31,780.63         25,900.00      2,902.43        28,802.43       6,320.81       22,481.62
078503-0      WILLIAMS              27,562.05         25,995.00      2,284.31        28,279.31       6,153.72       22,125.59
072785-9      MITCHELL              33,835.91         28,500.00      1,600.06        30,100.06       2,593.03       27,507.03
072789-1      RACE                  34,619.12         32,500.00      1,253.24        33,753.24       2,022.95       31,730.29
073036-6      SAWYER                33,612.51         19,409.05      1,398.83        20,807.88         550.00       20,257.88
073696-7      BLAIR                 26,698.09         25,500.00      1,202.53        26,702.53       1,813.14       24,889.39
073979-7      BROWN                 24,817.08         24,100.00      1,103.37        25,203.37       3,001.57       22,201.80
075422-6      ADAMS                 21,966.14         19,900.00      1,579.09        21,479.09       5,220.92       16,258.17
075652-8      POSTON                37,130.05         36,100.00      3,255.63        39,355.63       5,075.08       34,280.55
076043-9      CLAIR                 26,042.01         24,900.00      1,137.83        26,037.83         822.00       25,215.83
076471-2      MOSLEY                31,849.13         28,500.00        774.79        29,274.79       5,307.28       23,967.51
772764        NEWHART               24,936.98         25,150.00          0.00        25,150.00       2,940.72       22,209.28
776823        STADTLANDER           21,133.04         19,900.00      1,645.47        21,545.47         986.02       20,559.45
783860        VEHORN                34,968.42         32,500.00      1,249.42        33,749.42       3,951.35       29,798.07
                                  ==================================================================================================
                                   865,005.51        830,291.72     42,688.50       872,980.22     109,924.91      763,055.31
                                  ==================================================================================================






                                            Net             Current
   Account            Unrecov.           Pass Thru         Period Net       Cumulative
   Number             Advances            Proceeds        Gain/(Loss)    Gain/(Loss)
----------          ------------------------------------------------------------------------
073963-1                 1,028.15           4,668.22        (2,208.59)
073730-4                 2,500.61          19,100.87        (3,474.17)
075419-2                 4,141.40          24,901.19        (3,921.27)
075670-0                 4,364.80          17,200.60        (8,469.88)
075678-3                 3,235.50          10,977.93        (4,468.65)
077117-0                 3,173.28          14,608.30        (3,078.23)
063000-4                 1,078.44          21,987.80           366.03
071221-6                 3,417.57          23,196.20        (6,372.92)
071665-4                 4,101.60          30,396.62       (10,553.72)
072472-4                 2,330.76          27,485.29        (3,226.24)
073252-9                 2,381.82          20,796.35        (5,773.44)
073728-8                 1,965.96          23,406.88          (253.04)
073925-0                 2,046.88          11,400.68        (8,817.38)
074549-7                 2,992.05          26,885.70        (4,756.39)
074564-6                 2,861.37          17,674.48        (8,155.40)
075600-7                 2,976.48          36,256.76         3,493.20
075669-2                 2,884.24          20,961.86        (8,337.09)
076528-9                 2,399.60          17,786.61        (6,354.83)
077013-1                 3,826.30          18,655.32       (13,125.31)
078503-0                 3,712.39          18,413.20        (9,148.85)
072785-9                 2,307.13          25,199.90        (8,636.01)
072789-1                 3,366.80          28,363.49        (6,255.63)
073036-6                 2,603.16          17,654.72       (15,957.79)
073696-7                 2,658.42          22,230.97        (4,467.12)
073979-7                 2,264.24          19,937.56        (4,879.52)
075422-6                 1,941.76          14,316.41        (7,649.73)
075652-8                 4,860.60          29,419.95        (7,710.10)
076043-9                 1,918.42          23,297.41        (2,744.60)
076471-2                 2,412.48          21,555.03       (10,294.10)
772764                   2,438.91          19,770.37        (5,166.61)
776823                   2,293.50          18,265.95        (2,867.09)
783860                   2,698.01          27,100.06        (7,868.36)
                    =================================================
                        89,182.63         673,872.68      (191,132.83)    (1,246,211.07)
                    ===================================================================


As a percentage of the aggregate cut-off date principal balance                    0.01
                                                                     ==================



OAKWOOD MORTGAGE INVESTORS, INC. 1995-B
OAKWOOD ACCEPTANCE CORP. -  SERVICER               REPORT DATE:  JANUARY 6, 1997
REMITTANCE REPORT                                  POOL REPORT # 15
REPORTING MONTH:                 Dec-96
                                                                     Page 5 of 6


CERTIFICATE PRINCIPAL ANALYSIS

PRINCIPAL

                                Original          Beginning          Current        Accelerated                          Ending
             Cert.             Certificate        Certificate       Principal       Principal       Writedown         Certificate
             Class               Balances           Balances         Payable       Distribution      Amounts           Balances
-----------------------------------------------------------------------------------------------------------------------------------
A-1                              52,393,000.00    32,747,633.09    (1,849,843.28)        0.00          0.00         30,897,789.81
A-1 Outstanding Writedown                 0.00             0.00             0.00         0.00          0.00                  0.00

A-2                              62,169,000.00    62,169,000.00             0.00         0.00          0.00         62,169,000.00
A-2 Outstanding Writedown                 0.00             0.00             0.00         0.00          0.00                  0.00

A-3                              29,540,000.00    29,540,000.00             0.00         0.00          0.00         29,540,000.00
A-3 Outstanding Writedown                 0.00             0.00             0.00         0.00          0.00                  0.00

A-4                              15,907,000.00    15,907,000.00             0.00         0.00          0.00         15,907,000.00
A-4 Outstanding Writedown                 0.00             0.00             0.00         0.00          0.00                  0.00

B-1                              19,650,000.00    19,650,000.00             0.00         0.00          0.00         19,650,000.00
B-1 Outstanding Writedown                 0.00             0.00             0.00         0.00          0.00                  0.00

B-2                               7,485,958.00     7,485,958.00             0.00         0.00          0.00          7,485,958.00
B-2 Outstanding Writedown                 0.00             0.00             0.00         0.00          0.00                  0.00


                             ----------------------------------------------------------------------------------------------------

                                187,144,958.00   167,499,591.09    (1,849,843.28)        0.00          0.00        165,649,747.81
                             ====================================================================================================




                                                     Principal Paid
             Cert.                       Pool         Per $1,000
             Class                      Factor       Denomination
----------------------------       --------------------------------
A-1                                      58.97313%        56.49
A-1 Outstanding Writedown                 0.00             0.00

A-2                                     100.00000%         0.00
A-2 Outstanding Writedown                 0.00             0.00

A-3                                     100.00000%         0.00
A-3 Outstanding Writedown                 0.00             0.00

A-4                                     100.00000%         0.00
A-4 Outstanding Writedown                 0.00             0.00

B-1                                     100.00000%         0.00
B-1 Outstanding Writedown                 0.00             0.00

B-2                                     100.00000%         0.00
B-2 Outstanding Writedown                 0.00             0.00

OAKWOOD MORTGAGE INVESTORS, INC. 1995-B
OAKWOOD ACCEPTANCE CORP. -  SERVICER               REPORT DATE:  JANUARY 6, 1997
REMITTANCE REPORT                                  POOL REPORT # 15
REPORTING MONTH:                     Dec-96
                                                   Page 6 of 6

CERTIFICATE INTEREST ANALYSIS



           Certificate                     Remittance      Beginning          Current               Total                 Interest
              Class                           Rate          Balance           Accrual               Paid                 Shortfall
                                  --------------------------------------------------------------------------------------------------
A-1                                            6.25%           0.00           170,560.59          170,560.59                 0.00
A-1  Carryover Interest                        0.00            0.00                 0.00                0.00                 0.00
A-1  Writedown Interest                        0.00            0.00                 0.00                0.00                 0.00

A-2                                            6.45%           0.00           334,158.38          334,158.38                 0.00
A-2  Carryover Interest                        0.00            0.00                 0.00                0.00                 0.00
A-2  Writedown Interest                        0.00            0.00                 0.00                0.00                 0.00

A-3                                            6.90%           0.00           169,855.00          169,855.00                 0.00
A-3  Carryover Interest                        0.00            0.00                 0.00                0.00                 0.00
A-3  Writedown Interest                        0.00            0.00                 0.00                0.00                 0.00

A-4                                            7.50%           0.00            99,418.75           99,418.75                 0.00
A-4  Carryover Interest                        0.00            0.00                 0.00                0.00                 0.00
A-4  Writedown Interest                        0.00            0.00                 0.00                0.00                 0.00

B-1                                            7.55%           0.00           123,631.25          123,631.25                 0.00
B-1  Carryover Interest                        0.00            0.00                 0.00                0.00                 0.00
B-1  Writedown Interest                        0.00            0.00                 0.00                0.00                 0.00

B-2                                            8.65%           0.00            53,961.28           53,961.28                 0.00
B-2  Carryover Interest                        0.00            0.00                 0.00                0.00                 0.00
B-2  Writedown Interest                        0.00            0.00                 0.00                0.00                 0.00

X                                                      1,055,078.24           488,792.92          297,660.09           191,132.83

R                                                              0.00                 0.00                0.00                 0.00

Service Fee                                                    0.00           139,582.99          139,582.99                 0.00
                                                 ---------------------------------------------------------------------------------

                                                       1,055,078.24         1,579,961.16        1,388,828.33           191,132.83

Less Reserve Fund Deposit                                                                               0.00
                                                                                      ----------------------

                                                                                                1,388,828.33
                                                                                      ======================



                                                          Interest Paid
           Certificate                       Ending         Per $1,000               Cert.                TOTAL
              Class                         Balance        Denomination              Class             DISTRIBUTION
                                   ----------------------------------------------------------------------------------
A-1                                          0.00              5.21                  A-1                 2,020,403.87
A-1  Carryover Interest                      0.00              0.00
A-1  Writedown Interest                      0.00              0.00

A-2                                          0.00              5.38                  A-2                   334,158.38
A-2  Carryover Interest                      0.00              0.00
A-2  Writedown Interest                      0.00              0.00

A-3                                          0.00              5.75                  A-3                   169,855.00
A-3  Carryover Interest                      0.00              0.00
A-3  Writedown Interest                      0.00              0.00

A-4                                          0.00              6.25                  A-4                    99,418.75
A-4  Carryover Interest                      0.00              0.00
A-4  Writedown Interest                      0.00              0.00

B-1                                          0.00              6.29                  B-1                   123,631.25
B-1  Carryover Interest                      0.00              0.00
B-1  Writedown Interest                      0.00              0.00

B-2                                          0.00              7.21                  B-2                    53,961.28
B-2  Carryover Interest                      0.00              0.00
B-2  Writedown Interest                      0.00              0.00

X                                    1,246,211.07                                     X                    297,660.09

R                                            0.00                                     R

Service Fee                                  0.00                                                          139,582.99
                                   --------------                                              ----------------------

                                     1,246,211.07                                                        3,238,671.61

Less Reserve Fund Deposit                                                                                        0.00
                                                                                               ----------------------

                                                                                                         3,238,671.61
                                                                                               ======================